STOCK PURCHASE AGREEMENT

                              Dated March 31, 1995



                                      among



                        SOFTWARE PUBLISHING CORPORATION,

                             a Delaware corporation



                                       and



                              DIGITAL PAPER, INC.,

                            a California corporation



                                       and



                                Daniel J. Fraisl,

                                   Carl Meyer

                                       and

                                Anthony N. Hoeber

                                TABLE OF CONTENTS
                                                                           PAGE

1.   PURCHASE AND SALE OF THE COMPANY SHARES .............................   1

2.   CONSIDERATION .......................................................   1

     2.1  Purchase Price .................................................   1
     2.2  Unconditional Payments .........................................   2
     2.3  Conditional Payments ...........................................   3
     2.4  Escrow .........................................................   5
     2.5  Acceleration and Full Payment of Consideration for
          Company Shares .................................................   5
     2.6  Security Interest in Escrow Funds ..............................   5

3.   CLOSING; DELIVERY ...................................................   5

     3.1  Closing Date ...................................................   5
     3.2  Deliveries at the Closing ......................................   5
     3.3  deliveries After the Closing ...................................   6

4.   REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS ..................   6

     4.1  Authorization of Transaction ...................................   6
     4.2  Noncontravention ...............................................   6
     4.3  Company Shares .................................................   7
     4.4  Adequate Disclosure ............................................   7

5.   REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS ......................   7

     5.1  Organization ...................................................   7
     5.2  Authorization ..................................................   7
     5.3  Capitalization .................................................   8
     5.4  No Conflicts ...................................................   8
     5.5  Title ..........................................................   8
     5.6  Compliance with Laws and Other Instruments .....................   9
     5.7  Instruments ....................................................   9
     5.8  Real Property ..................................................  10
     5.9  Environmental Laws .............................................  10
     5.10 Tax Returns; Other Reports .....................................  10
     5.11 Financial Statements ...........................................  10
     5.12 Absence of Undisclosed Liabilities .............................  11
     5.13 Books and Records ..............................................  11
     5.14 Inventories ....................................................  11
     5.15 Accounts Receivable ............................................  11

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                                TABLE OF CONTENTS
                                   (Continued)

                                                                           PAGE


     5.16  Commitments....................................................  11
     5.17  Insurance......................................................  12
     5.18  Material Contracts.  ..........................................  12
     5.19  Defaults.......................................................  13
     5.20  License and Permits............................................  13
     5.21  Condition of Assets; Warranties................................  13
     5.22  Intangible Rights..............................................  13
     5.23  Registration List; Trademarks..................................  14
     5.24  Labor Matters..................................................  14
     5.25  Employee Benefit Plans.........................................  14
     5.26  Key Personnel..................................................  14
     5.27  Solvency.......................................................  15
     5.28  Litigation.....................................................  15
     5.29  Disclosure.....................................................  15
     5.30  Brokers and Finders............................................  15

6.   REPRESENTATIONS AND WARRANTIES OF BUYER..............................  15

     6.1  Organization and Authority......................................  15
     6.2  Enforceability..................................................  15
     6.3  Finders and Brokers.............................................  15
     6.4  Absence of Liens on Escrow Funds................................  16

7.   ADDITIONAL AGREEMENTS AND COVENANTS..................................  16

     7.1  Conduct of Business.............................................  16
     7.2  Third Party Consents............................................  17
     7.3  Litigation......................................................  17
     7.4  Press Releases..................................................  17
     7.5  Key Man Life Insurance..........................................  17
     7.6  Registered Stock................................................  18
     7.7  Further Assurances..............................................  18
     7.8  Confidential Treatment..........................................  18
     7.9  Delivery of Exhibits and Schedules; Other Material..............  19
     7.10 Access to Books and Records.....................................  19
     7.11 Employment of Shareholders......................................  20
     7.12 License with SGI................................................  20
     7.13 Section 341(f) Election.........................................  20

                                TABLE OF CONTENTS
                                   (Continued)

                                                                           PAGE


     7.14 Payment of Liabilities; Distribution of Cash and Receivables....  20

8.   CONDITIONS TO BUYER'S OBLIGATIONS AT CLOSING.........................  21

     8.1  Representations and Warranties..................................  21
     8.2  Performance of Obligations of the Company and the Shareholders..  21
     8.3  Government Approvals............................................  21
     8.4  Third Party Approvals...........................................  21
     8.5  Material Adverse Change.........................................  21
     8.6  Litigation......................................................  21
     8.7  Deliveries by the Company.......................................  21
     8.8  Employment Agreements...........................................  22
     8.9  Opinion of Counsel to the Company...............................  22
     8.10 Escrow Agreement................................................  22
     8.11 Employee Proprietary Information Agreement......................  22
     8.12 The Company's Officer's Certificate.............................  22
     8.13 Company Disclosure Schedule.....................................  22
     8.14 Due Diligence...................................................  22
     8.15 Newly Enacted Laws..............................................  22

9.   CONDITIONS TO THE OBLIGATIONS OF COMPANY AND SHAREHOLDERS
     CLOSING..............................................................  22

     9.1  Representations and Warranties..................................  23
     9.2  Performance of Obligations of Buyer.............................  23
     9.3  Delivery of Purchase Price......................................  23
     9.4  Litigation......................................................  23
     9.5  Escrow Agreement................................................  23
     9.6  Security Agreement..............................................  23
     9.7  Approval of SGI Agreement.......................................  23

10.  TERMINATION..........................................................  23

     10.1 Reasons for Termination.........................................  23
     10.2 Effect..........................................................  24
     10.3 Risk of Loss to Assets..........................................  24

11.  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.........................  24

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                                TABLE OF CONTENTS
                                   (Continued)

                                                                           PAGE

     11.1 Survival of Representations.....................................  24
     11.2 Indemnity by the Shareholders...................................  24
     11.3 Indemnity by the Buyer..........................................  25
     11.4 Indemnification Procedures......................................  25
     11.5 Buyer's Defense of Certain Claims...............................  25
     11.6 Payment of Indemnification Claims...............................  26
     11.7 Limitations on Indemnification..................................  26

12.  ARBITRATION..........................................................  27

     12.1 Arbitration Rules...............................................  27
     12.2 Selection of Arbitrators........................................  27
     12.3 Confidentiality of Arbitration Matters..........................  27
     12.4 Binding Effect of Arbitration...................................  27
     12.5 Out-of-Pocket Expenses..........................................  28
     12.6 Pre-Hearing Discovery...........................................  28

13.  DEFINITIONS..........................................................  28

     Accelerating Event...................................................  29
     Affiliate(s).........................................................  29
     Approvals............................................................  29
     A.S.A.P. Version 1...................................................  29
     A.S.A.P. Version 2...................................................  29
     Assets...............................................................  29
     Buyer................................................................  29
     Digital Business.....................................................  29
     Change of Control....................................................  29
     Claims...............................................................  30
     Closing  ............................................................  30
     Closing Date.........................................................  30
     Company..............................................................  30
     Completion of Development............................................  30
     Customer ............................................................  30
     Delivery Date........................................................  30
     Documentation........................................................  30
     Employee ............................................................  30
     Environmental Law....................................................  30

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                                TABLE OF CONTENTS
                                   (Continued)

                                                                           PAGE


     First Commercial Shipment............................................  31
     Fraisl...............................................................  31
     GAAP.................................................................  31
     Governmental Authority...............................................  31
     Hazardous Substance..................................................  31
     Hoeber...............................................................  31
     Indemnified Person...................................................  31
     Indemnifying Person..................................................  31
     Instruments..........................................................  31
     Just Cause...........................................................  31
     Law..................................................................  32
     Liability............................................................  32
     Licensee ............................................................  32
     Lien.................................................................  32
     Meyer................................................................  32
     Operating Agreements.................................................  32
     Object Code..........................................................  32
     Permitted Liens......................................................  32
     Person ..............................................................  33
     Personal Property....................................................  33
     Product Derivatives..................................................  33
     Product Updates......................................................  33
     Purchase Agreement...................................................  33
     Purchase Price.......................................................  33
     Sell-Through Units...................................................  33
     Software Product" or "Software Products..............................  33
     Source Code..........................................................  34
     Transaction Documents................................................  34
     Understanding........................................................  34


14.  POST-CLOSING COVENANTS...............................................  34

     14.1 Income Tax......................................................  34
     14.2 Development, Marketing and Sale of the
          Company's Software Products.....................................  34
     14.3 Transfer of the Assets..........................................  34

                                TABLE OF CONTENTS
                                   (Continued)

                                                                           PAGE

15.  GENERAL PROVISIONS...................................................  35

     15.1  Entire Agreement...............................................  35
     15.2  Expenses.......................................................  35
     15.3  Headings.......................................................  35
     15.4  Notices........................................................  35
     15.5  Waiver.........................................................  36
     15.6  Successors and Assigns.........................................  37
     15.7  Governing Law; Consent to Personal Jurisdiction................  37
     15.8  No Third Party Beneficiary.....................................  37
     15.9  Severability...................................................  37
     15.10 Execution in Counterparts......................................  37

EXHIBITS

     A     -     Promissory Note
     B     -     Escrow Agreement
     C     -     Security Agreement
     D     -     Shareholders' Disclosure Schedule
     E     -     Company Disclosure Schedule
     F     -     Employment Agreement
     G     -     Opinion of the Company's Legal Counsel
     H     -     Employee Proprietary Information Agreement

SCHEDULES

     4.3   -     Shareholdings
     5.11  -     Balance Sheet
     5.17  -     The Company's Insurance and Bonds

                            STOCK PURCHASE AGREEMENT


         THIS AGREEMENT made this 31st day of March, 1995 is by and among Software Publishing Corporation, a Delaware corporation (the "BUYER") located at 3165 Kifer Road, Santa Clara, California 95051, Digital Paper, Inc., a California corporation, located at 10068 Pasadena Avenue, Cupertino, CA 95014 (the "COMPANY"), and Daniel J. Fraisl ("FRAISL"), Carl Meyer ("MEYER") and Anthony N. Hoeber ("HOEBER"), together the owners of 100% of the outstanding capital stock of the Company (collectively referred to as the "SHAREHOLDERS"). All terms not defined in the text of this Agreement are defined in Section 13 of this Agreement.

         WHEREAS, the Company is engaged in the business of owning and operating a software company (hereinafter referred to as the "DIGITAL BUSINESS"); and

          WHEREAS, the Shareholders own all of the outstanding capital stock of the Company (the "COMPANY SHARES"); and

         WHEREAS, the Shareholders have expressed an interest in selling to Buyer all of their Company Shares pursuant to the terms and conditions set forth herein; and

         WHEREAS, Buyer has expressed an interest in acquiring all of the Company Shares from the Shareholders pursuant to the terms and conditions set forth herein; and

         WHEREAS, the parties desire to enter into a written agreement which sets forth the respective rights and obligations with respect to the sale of the Company Shares by the Shareholders and the purchase of the Company Shares by Buyer pursuant to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual and several promises and covenants set forth herein, the parties hereto agree as follows:

         1. PURCHASE AND SALE OF THE COMPANY SHARES Upon the terms and subject to the conditions set forth in this Agreement, each of the Shareholders hereby severally (and not jointly) agrees to convey, sell, transfer, assign and deliver to Buyer, and Buyer agrees to purchase from each of the Shareholders, as of the Closing Date, free and clear of any and all Liens, all right, title and interest of the Shareholders, as of the Closing Date, in and to all of the issued and outstanding Company Shares for the consideration set forth in Section 2 below.

         2.       CONSIDERATION.

                   2.1     Purchase  Price.  In  consideration  of  the sale and
transfer  of  the  Company  Shares,   Buyer  shall  pay  the   Shareholders  the
consideration set forth in this Section 2 (the "PURCHASE PRICE").

                  2.2      Unconditional  Payments.   Buyer  shall  pay  to  the
Shareholders, pro-rata based on the number of Company Shares held by each Shareholder as of the Closing Date, aggregate payments as follows:

                           (a)      Payments at Closing.   At the Closing, Buyer
shall (i) pay to the Shareholders $2,000,000 by check or wire transfer of immediately available funds (the "INITIAL PAYMENT") and (ii) execute and deliver to the Shareholders a non-interest bearing promissory note due not later than the tenth anniversary of the Closing Date in the aggregate principal amount of $3,300,000, substantially in the form attached hereto as EXHIBIT A (the "Promissory Note").

                           (b)      Acceleration  of  Promissory  Note.  Buyer's
obligation to pay the Shareholders the following amounts under the Promissory Note will be accelerated and become immediately due and payable on the following dates:

                                     (1)    On April 7, 1996, $1,650,000 subject
to the Promissory Note shall be accelerated and become immediately due and payable by Buyer to the Shareholders with (i) $750,000 of such amount to be paid in cash or by check or wire transfer and (ii) an additional $900,000 of such amount to be paid either: (A) in cash by check or by wire transfer; (B) in shares of Buyer's Common Stock with the number of such shares equal to the quotient determined by dividing $900,000 by the average closing price of the Buyer's Common Stock as listed on the Nasdaq National Market for the three days prior to the date of payment as set forth in the Wall Street Journal; or (C) a combination thereof, with the form of such payments as between cash or Buyer's Common Stock under item (ii) to be in Buyer's sole discretion; provided, however, that Buyer agrees to pay cash if either Buyer no longer has shares of its Common Stock publicly traded on a nationally recognized system or exchange or the shares of Common Stock to be issued to Shareholders have not been registered prior to issuance (or are otherwise issued so as not to be "restricted securities" for purposes of the Securities Act of 1933, as amended). It is each of the parties' understanding that the following milestones will be achieved by April 7, 1996: (i) the A.S.A.P. Version 1 is being sold in the marketplace, (ii) the core code base included in the A.S.A.P. Version 1 and the Smartslide technology is localizable and (iii) the next two-year product plan grid for the Smartslide Technology will have been agreed upon and finalized by Buyer and the Shareholders; provided that the failure to attain one or more of such milestones shall not be deemed a breach of this Agreement by any party and not affect the unconditional right of the Shareholders to receive full payment of the amounts owing pursuant to the Promissory Note and this Section 2.2 on April 7, 1996.

                                    (2)     On  April  7,  1997,  the  remaining
$1,650,000 balance subject to the Promissory Note shall be accelerated and become immediately due and payable by Buyer to the Shareholders with (i) $750,000 of such amount to be paid in cash, or by check or wire transfer and
(ii) an additional $900,000 of such amount to be paid either: (A) in cash by check or by wire transfer; (B) in shares of Buyer's Common Stock with the number of such shares equal to the quotient determined by dividing $900,000 by the average closing price of the Buyer's Common Stock as listed on the Nasdaq National Market for the three days prior to the date of payment as set forth in the Wall Street Journal; or
(C) a combination thereof, with the form of such payments as between cash or Buyer's Common Stock under item (ii) to be in Buyer's sole discretion; provided, however, that Buyer agrees to pay cash if Buyer no longer has shares of its Common Stock publicly traded on a nationally recognized system or exchange or the shares of Common Stock to be issued to Shareholders have not been registered prior to issuance (or are otherwise issued so as not to be "restricted securities" for purposes of the Securities Act of 1933, as amended). It is each of the parties' understanding that the following milestones will be achieved by April 7, 1997: (i) the A.S.A.P. Version 2 product that will be mutually agreed upon by the Buyer and the Shareholders is being sold in the marketplace, (ii) the Smartslide technology has been ported to the 32 bit/Windows '95 platform and
(iii) the Smartslide technology is used in creating a product which addresses at least one market segment that is not addressed by the A.S.A.P. Version 1 product; provided that the failure to attain one or more of such milestones shall not be deemed a breach of this Agreement by either party and not affect the unconditional right of the Shareholders to receive full payment of the amounts owing pursuant to the Promissory Note and this Section 2.2 on April 7, 1997.

         Upon any payment to Buyer out of the Escrow Funds for any indemnification claim pursuant to Section 11 of this Agreement, the Promissory Note shall be reduced by an amount of money equal to the amount of the payment from the Escrow Funds for such indemnification claim. At the time of any payment to the Shareholders by Buyer under this Section 2.2, an amount of money equal to the dollar amount represented by such payment shall be withdrawn from the Escrow and returned to Buyer pursuant to the terms of the Escrow Agreement.

                  2.3 Conditional Payments. Subject to the availability of funds in the Escrow Account as of the date a payment is provided for under this
Section 2.3 due to the payment to Buyer of any Indemnification Claims pursuant to Section 11.2 of this Agreement, Buyer shall cause the Escrow Agent to pay to the Shareholders, pro-rata based on the number of Company Shares held by each Shareholder as of the Closing Date, additional payments as follows:

                           (a)      Buyer  shall  cause  the Escrow Agent to pay
$250,000 to the Shareholders in cash or by check or by wire transfer upon the occurrence of each of the following events (such that an aggregate of $1,000,000 shall be paid to the Shareholders if all such events in this Section 2.3(a) so occur).

                                    (i)     Completion  of  Development  of  the
Company's A.S.A.P. Version 1 product, so long as such Completion of Development occurs no later than August 30, 1995 (the "Engineering Release Date").

                                    (ii)    Completion  of  Development  of  the
Company's  next  released  product  (the  "SECOND  PRODUCT"),  so  long  as such
Completion  of  Development  occurs no later than  September  15, 1996.  For the purposes of this Agreement, the Second Product shall include, without limitation: (i) A.S.A.P. Version 2 product; and (ii) any other Product

Derivative that incorporates the Smartslide technology and that Buyer or its Affiliates or Licensees separately markets or sells within its reseller or OEM channels.

                                    (iii)  The date that cumulative Sell-Through
Units of the Company's A.S.A.P. Version 1 product exceed 50,000 units sold or licensed by Buyer and its Affiliates and Licensees within a twelve-month period, provided that this milestone is achieved no later than eighteen months following First Customer Shipment of such product ("FIRST CUSTOMER SHIPMENT DATE"). For purposes of determining the number of Sell-Through Units for purposes of Sections 2.3(a)(iii), 2.3(a)(iv) and 2.3(b) below in the event of a licensing of a product for multi-users for a fixed license fee, the number of Sell-Through Units shall be determined by: (i) the number of multiple users authorized by the license agreement or (ii) in the event of a licensing of an unlimited number of licensees within a Person or at a geographic site, dividing the license fee by Buyer's then average selling price for the product so licensed.

                                    (iv)   The date that cumulative Sell-Through
Units of the Company's A.S.A.P. products, the Second Product and any other Product Derivative that incorporates the Smartslide technology, together, by Buyer and its Affiliates and Licensees exceed a number of units in any twelve-month period to be mutually agreed upon by the parties hereto prior to September 15, 1996, provided that this milestone is achieved no later than 36 months following the First Customer Shipment Date. Each of the Shareholders and Buyer agree to negotiate in good faith as to the unit number to be agreed and to consider the then current market for such products and Buyer's sales projections for such products. If the parties are unable to reach agreement as to the unit number, then the parties agree to submit a determination of the unit amount to Arbitration as set forth under Section 12 of this Agreement.

                           (b)      Buyer  shall  pay  the Shareholders up to an
additional $500,000 if cumulative revenues to Buyer and its Affiliates from the sale of Sell-Through Units of the A.S.A.P. products, the Second Product and any other Product Derivative that incorporates the Smartslide technology, together, by Buyer, its Affiliates and Licensees equals or exceeds an aggregate of $18,000,000 (the "SALES MINIMUM") during the three-year period following the First Customer Shipment Date as follows: Buyer will have the obligation to pay the Shareholders as set forth below in cash or by check or by wire transfer (i) $71,429 following the achievement of the Sales Minimum and (ii) an additional $71,429 following the achievement of each additional $1,000,000 of revenues from the sale of Sell-Through Units, up to a maximum payment by Buyer to the Shareholders of $500,000 upon the achievement of at least $25,000,000 of revenues to Buyer and its Affiliates from the sale or license of cumulative Sell-Through Units within such three-year period. Such additional payments pursuant to this Section 2.3(b) shall: (i) be made by Buyer within forty-five
(45) days of the date following each of the three anniversaries of the First Customer Shipment Date in which such additional payments shall have accrued in favor of the Shareholders; and (ii) be accompanied by a statement setting forth in reasonable detail the cumulative revenue to the Company of SellThrough Units of such products. Shareholders shall have the right, at their cost, to have an independent auditor of Shareholders' choice perform an audit of the books and financial records of Buyer and its Affiliates to verify the accuracy and completeness of payments pursuant to this Section 2.3(b) on reasonable notice to Buyer during Buyer's business hours; provided that such audits shall occur during the three-month period following the end of each anniversary of the First Customer Shipment Date.

                  2.4 Escrow. $4,800,000 (the "ESCROW FUNDS") shall be deposited by Buyer with an escrow agent as provided in the Escrow Agreement of even date herewith, in substantially the form attached hereto as EXHIBIT B or as otherwise mutually agreed between the parties prior to the Closing. Subject to the terms of the Escrow Agreement, any interest earned on such amount deposited with the escrow agent shall be for the sole account of Buyer, and will be paid to Buyer in accordance with the Escrow Agreement. Upon each of the payments in cash or stock by Buyer to the Shareholders set forth in Section 2.2 above, an equivalent amount of money shall be deducted from the escrow funds and such amount shall be returned to Buyer in accordance with the Escrow Agreement.

                  2.5 Acceleration and Full Payment of Consideration for Company Shares. Notwithstanding any term or condition of Section 2.2 or 2.3 above, any amount payable pursuant to said sections shall become immediately due and payable to the Shareholders within forty-five (45) days following the occurrence of an Accelerating Event, except as set forth in Section 14.3 of this Agreement.

                  2.6 Security Interest in Escrow Funds. At the Closing, Buyer shall grant to Shareholders a security interest in the Escrow Funds in accordance with that certain Security Agreement to be in form reasonably acceptable to Buyer and the Shareholders and to be in substantially the form attached hereto as EXHIBIT C.
.
         3.       CLOSING; DELIVERY.

                  3.1 Closing Date. The closing (the "CLOSING") of the purchase and sale of the Company Shares shall take place at the offices of Wilson, Sonsini, Goodrich & Rosati, Buyer's legal counsel, located at 650 Page Mill Road, Palo Alto, California, at 4:00 P.M. on or before April 7, 1995, or such other date and time as shall be mutually agreed upon by the parties hereto (the "CLOSING DATE").

                  3.2 Deliveries at the Closing. At the Closing, (i) the Shareholders will deliver to the Buyer the various certificates, instruments, documents and agreements referred to in Section 8 below; (ii) the Buyer will deliver to the Shareholders the various certificates, instruments, documents and agreements referred to in Section 9; (iii) each of the Shareholders will deliver to the Buyer stock certificates representing all of such Shareholder's Company Shares (which together shall represent all of the Company Shares), endorsed in blank or accompanied by duly executed assignment documents; (iv) the Buyer will deliver to each of the Shareholders the consideration specified in Section 2.2 above multiplied by a fraction of the numerator of which shall be the number of Company Shares held by such Shareholder immediately prior to the Closing and the denominator of which shall be all Company Shares outstanding immediately prior to the Closing; (v) Buyer will deliver to the Shareholders the Promissory Note; and (vi) Buyer will deposit the $4,800,000 in the escrow pursuant to Section 2.4 above.

                  3.3  Deliveries  After the Closing.  On the dates set forth in
Section  2.2(b)  and upon the  achievement  of the  conditions  as set  forth in
Section 2.3 and subject to Section 2.5 hereof, the Buyer will deliver to each of the Shareholders the consideration specified in Sections 2.2 and 2.3 above, as applicable, multiplied by a fraction of the numerator of which shall be the number of Company Shares immediately prior to the Closing and the denominator of which shall be all Company Shares outstanding immediately prior to the Closing.


         4.      REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.
Each Shareholder severally represents and warrants to the Buyer that the representations and warranties of such Shareholder in this Section 4.1 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as through the Closing Date were substituted for the date of this Agreement through this Section 4), except as set forth in the disclosure schedule delivered by the Shareholders to the Buyer on the date hereof (and initialed by the Buyer), a copy of which is attached hereto as EXHIBIT D (referred to herein as "Shareholders' Disclosure Schedule"). Shareholders' Disclosure Schedule will be arranged in paragraphs corresponding to the numbered paragraphs contained in this Section 4; provided that any information or disclosure contained in the Shareholders' Disclosure Schedule shall be deemed to qualify each of the representations and warranties set forth below in this Section 4. Each Shareholder severally represents and warrants as follows:

                  4.1 Authorization of Transaction. The Shareholder has full power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereunder and to perform such Shareholder's obligations hereunder and no other proceedings on the part of such Shareholder are necessary to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes the valid and legally binding obligation of the Shareholder, enforceable against such Shareholder in accordance with its terms and conditions, provided that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to the enforcement of creditors' rights, and that such enforcement may be limited by the general principles of equity. The Shareholder need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                  4.2 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the performance of the Shareholder's obligations hereunder, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Shareholder is subject, (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, franchise, permit or other arrangement to which the Shareholder is a party or by which such Shareholder is bound or to which any of such Shareholder's assets are subject.

                  4.3 Company Shares. The Shareholder holds of record and owns beneficially the number of Company Shares set forth next to such Shareholder's name in the Schedule of Share Holdings attached hereto as SCHEDULE 4.3 hereto free and clear of any restrictions on transfer, taxes, security interests, liens, pledges, encumbrances, charges, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Upon delivery of the stock certificates representing the Company Shares at Closing and payment therefor as provided in Section 2 above, Buyer will acquire valid title to the Company Shares held by such Shareholder, free and clear of all security interests, liens, pledges, encumbrances, charges and restrictions on transfer created by the Shareholders. The Shareholder is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Shareholder to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement). The Shareholder is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

                  4.4 Adequate Disclosure. The Shareholder has been given copies of the Financial Statements of the Company and has conducted such investigation regarding the financial condition and prospects of the Company as such Shareholder deems appropriate under the circumstances. The Shareholder is satisfied that the purchase price for the Company Shares hereunder is fair and reasonable. In selling the Company Shares hereunder, Shareholder is not relying upon any representations or warranties of any of the Company, the Buyer or their respective directors, officers, employees or agents.

         5. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS. Except as set forth in EXHIBIT E, (the "COMPANY DISCLOSURE SCHEDULE") the Shareholders, jointly and severally, represent as of the date of this Agreement and as of the Closing Date (with an update to such Schedule of Exceptions dated as of the Closing Date to identify any material change thereto as of the Closing Date) as follows:

                  5.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company is an S Corporation for federal and California state income tax purposes. The Company has all requisite power and authority and all required licenses and permits to own, lease and operate its properties and assets and to conduct its business as presently conducted and as proposed to be conducted.

                  5.2 Authorization. The Company has full power and authority to execute and deliver the Transaction Documents, and to consummate the transactions contemplated hereby herein. The execution, delivery and performance of the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized in accordance with California General Corporation Law and any other applicable Law by all necessary corporate action on the part of the Company, and such authorization is in full force and effect as of the date of this Agreement and will remain in full force and effect as of the Closing Date. The Company has duly executed and delivered this Agreement and the obligations imposed on the Company by this Agreement constitute the valid and binding obligations and agreements of the Company, enforceable against the Company in accordance with its terms as of the date of this Agreement and as of the Closing Date, provided that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to the enforcement of creditors' rights, and that such enforcement may be limited by the general principles of equity.

                  5.3 Capitalization. The entire authorized capital stock of the Company consists of 10,000,000 Company Shares, of which 2,160,000 Company Shares are issued and outstanding and 840,000 Company Shares are reserved for issuance upon the exercise of stock options pursuant to the Company's Stock Option Plan, none of which are outstanding. All of the issued and outstanding Company Shares have been duly authorized, are validly issued, fully paid, and nonassessable. All of the issued and outstanding Company Shares are held of record by the respective Shareholders as set forth in Schedule 4.3. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, preemptive rights or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.

                  5.4 No Conflicts.  The execution,  delivery and performance by
the  Company  of  the  Transaction  Documents,   and  the  consummation  of  the
transactions contemplated hereby and thereby have not and will not with or without the giving of notice or the passage of time, or both, (i) violate, conflict with, or breach any provision of the Company's Articles of Incorporation or Bylaws or any order, writ, injunction, judgment, decree, Law, ordinance, rule or regulation applicable to the Company or to any of the Assets, or (ii) violate, require consent under, conflict with, breach, cause a default of, or provide grounds for termination, cancellation, or acceleration of performance in respect of, or result in the creation or imposition of a Lien pursuant to, any Understanding to which the Company is a party or by which the Company or any of the Assets may be bound or otherwise affected. Other than as set forth on the Company Disclosure Schedule attached hereto, no consent, notice, approval, order or authorization of, or registration, declaration or filing with (collectively "APPROVALS") any Governmental Authority or any other party to an Understanding to which the Company is a party, or with respect to which the Company or any of the Assets may be bound or affected, is required by the Company in connection with the execution or delivery of the Transaction Documents or the consummation by the Company of the transactions contemplated hereby or thereby.

                  5.5  Title.  The  Company  has  good  and  marketable   title,
including all intellectual property rights, in and to the Assets, free and clear of all Liens, except for Permitted Liens.

                  5.6  Compliance with Laws and Other Instruments.

                           (a)      To  the  Knowledge  of the Shareholders, the
Company is in compliance with all Laws and all orders, writs, injunctions, awards, judgments and decrees applicable to the Company or its assets, properties or businesses and is in full compliance with the requirements of any Governmental Authority having jurisdiction over the Company, any of the Assets or any portion of the Digital Business. As used in this Section 5, to the "Knowledge of the Shareholders'" shall be limited to knowledge actually possessed by the Shareholders assuming due inquiry with respect to any such matter regarding which a Shareholder had such actual knowledge.

                           (b)      The  Company  is  not in default under or in
violation of any provision of its Articles of Incorporation, Bylaws, any promissory note, indenture or other evidence of indebtedness or security interest with respect thereto, any lease, license, including any Governmental Authority license, or other Understanding to which the Company is a party or by which it or any of the Assets is bound or may be affected, the effect of which would be to impair the ability of the Company to operate any of the Assets as presently operated, and each of the foregoing is in full force and effect and constitutes a valid and binding obligation of the parties thereto, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to the enforcement of creditors' rights and by general principles of equity.

                           (c)      The  Company has not received written notice
from any party to any Operating Agreement, Governmental Authority license or other instrument affecting any parcel of real property related to the Digital Business or Assets that such party intends to terminate or cancel the same and, to the Company's knowledge, there are no offsets or specific defenses to the enforceability of any such Operating Agreement, Governmental Authority license or instrument.

                  5.7 Instruments. On or before the Delivery Date, the Company shall have furnished to Buyer complete and accurate copies of any and all Governmental Licenses, Operating Agreements, permits and all other relevant and applicable agreements, contracts, licenses and permits used by the Company and necessary for Buyer's ownership or operation of the Digital Business (hereinafter collectively referred to as the "INSTRUMENTS"). As of the date of this Agreement, each of the Instruments is valid under applicable Law. The Company has complied with all provisions of the Instruments required to be complied with by the Company and is not in material default under such Instrument nor has any event occurred which under such Instrument would constitute a material default by the Company upon the giving of notice or lapse of time, or both. Each such Instrument is valid, binding and enforceable by the Company in accordance with its terms; provided that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to the enforcement of creditors' rights, and that such enforcement may be limited by the general principles of equity. The consummation of this Agreement will not affect the validity, enforceability or continuity of any of the Instruments.

                  5.8 Real Property. The Company does not own any real property. The Company Disclosure Schedule sets forth a complete and correct list and description of each lease of real property to which the Company is a party (as lessee or lessor), including a description of all significant plants and structures located on such properties. Each such lease is valid and enforceable and is not in default. The Company does not use any real property in the conduct of the Digital Business, except real property subject to the leases listed.

                  5.9 Environmental Laws. The Company has not received any notice from the United States Environmental Protection Agency or from any other governmental authorities that the Company is liable or potentially liable under any Laws for the costs of investigating or remediating any hazardous materials, including without limitation the Comprehensive Environmental Response, Compensation & Liability Act. The Company has not used, released, stored, treated, transported or disposed of any hazardous materials in violation of any Law. The Company has not received citations from any governmental agency for noncompliance with such agency's requirements in connection with hazardous materials, including any air, water, or environmental pollution pertaining to the Digital Business. As the Company currently conducts its Digital Business, the Company has all permits necessary for the Company to conduct is business as presently conducted under applicable Laws for (a) any releases or emissions of hazardous materials, including without limitation the federal Clean Water Act and the Clean Air Act, and (b) the storage, treatment, or disposal of any hazardous materials as regulated by federal and state law, including without limitation the Resource Conservation & Recovery Act. There are no pending or unresolved claims, citations, or written notices from private parties alleging the violation of any Laws with respect to environmental matters.

                  5.10 Tax Returns; Other Reports. The Company has duly and timely filed in proper form all federal, state and local income, franchise, sales and other tax returns which relate to the Digital Business. All taxes, fees and assessments of whatsoever nature upon any of the Assets which are due and payable have been paid. To the extent that such taxes have not been paid or reports have not been filed or submitted, the same shall, to the extent due, be paid, filed or submitted on or before the Closing Date by the Company, and any taxes accrued or incurred from the date hereof to the Closing and any tax returns and documents with respect to all such matters, shall be paid and filed or submitted by the Company as provided by and in accordance with applicable law prior to the Closing Date. There are no determined tax deficiencies or proposed tax assessments against the Company which relate to the Digital Business or against the Digital Business or Assets.

                  5.11 Financial Statements. Attached hereto as SCHEDULE 5.11 is a copy of the Company's unaudited balance sheet as of April 4, 1995, including all notes thereto (the

"BALANCE SHEET"). The Balance Sheet (i) agrees in all material respects with the Company's books and records, (ii) has been prepared in accordance with GAAP, and
(iii) is complete and accurate in all material respects, and fairly presents the financial position of the Company as of the date of the Balance Sheet; except that the Balance Sheet does not contain notes as required by GAAP and may be subject to year-end adjustments, which will not be material in the aggregate.

                  5.12 Absence of Undisclosed Liabilities. The Company has no liabilities or obligations of any nature (whether absolute or contingent and whether or no accrued), except (a) liabilities and obligations that are reflected or reserved for in the Balance Sheet, (b) liabilities or obligations incurred in the ordinary course of business and consistent with past practices since the date of the Balance Sheet and (none of which, individually or in the aggregate, is, or will be prior to the Closing Date, have a Material Adverse Effect), (c) liabilities and obligations disclosed in the Company Disclosure Schedule and (d) liabilities and obligations not required to be so reflected or disclosed by GAAP or otherwise because of their failure to meet the materiality thresholds set forth herein.

                  5.13 Books and Records. The records and books of account of the Company are, as of the date of this Agreement, and will be on the Closing Date, fully current and contain true, full and accurate records in all material respects of all matters necessary to fairly present the financial position of the Company as of such dates. All such records, books and documents of the Company (including documents of title) are in the Company's possession or under its control and are complete and accurate in all material respects as of the date of this Agreement and will be complete and accurate as of the Settlement Date.

                  5.14 Inventories. The inventories of the Company included as assets on the Balance Sheet or thereafter acquired, are, and all such inventories shown on the Closing Balance Sheets will be, all items of a quality and quantity usable or saleable in the ordinary and usual course of business and within time periods not materially greater than the customary turnover periods for such items, except for inventory items which are obsolete or not usable or saleable in the ordinary course of businesses which have been written down to an amount not in excess of net realizable market value or for which adequate reserves or allowances have been provided. The values of which inventories are carried are stated at cost not in excess of net realizable value, cost being based on the first-in first-out method, consistent with the past practice, and in accordance with GAAP applied on a consistent basis.

                  5.15 Accounts Receivable. Except to the extent of applicable reserves for doubtful accounts included in the Balance Sheet, all of the accounts, notes and other receivables owing to the Company as of the date hereof constitute, and owing to the Company as of the Closing Date will constitute, valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and there are no claims, refusals to pay or other rights of set-off against any thereof. Except as set forth in the Company Disclosure Schedule, (a) there is no account receivable or note receivable pledged to any third party and (b) to the best of the knowledge of the Company, there is no reason to believe any such account receivable or note receivable will not be collected in accordance with its terms.

                  5.16 Commitments. The Company Disclosure Schedule identifies each commitment or unfulfilled promise of the Company which requires an expenditure in an aggregate amount over time of Five Thousand Dollars ($5,000.00) or more, including without limitation any commitment for capital improvements or any obligations under any Governmental License which affects any of the Assets or the Digital Business.

                  5.17 Insurance. The Company Disclosure Schedule contains a list of all insurance policies and bonds in force as of the date of this Agreement with respect to the Company and any of its properties or assets, including all of the Assets, showing for each policy or bond: (i) the coverage,
(ii) the amount of the premium, (iii) the name of the insurer, and (iv) the termination date. Copies of all such insurance policies and bonds or accurate summaries of the principal terms thereof are attached to SCHEDULE 5.17. All such insurance policies and bonds shall remain in full force and effect.

                  5.18 Material Contracts. The Company Disclosure Schedule constitutes a true and complete list, as of the date of this Agreement and as of the Closing Date, of all Understandings which relate to, in any manner, the Assets and of all Understandings with a value in excess of $5,000 individually or $10,000 in the aggregate under which the Company is or may be obligated or liable for cash payments, or delivery of services or other consideration over the term of such Understanding. On or before the Delivery Date, the Company shall have delivered to Buyer a complete and correct copy (or if oral, a description) of all such Understandings. Except as set forth on the Company Disclosure Schedule, the Company is not a party to any oral or written (i) contract for the employment of any Employee, consultant, or independent contractor; (ii) license agreement or distributor, dealer, manufacturer's representative, sales agency, advertising, property management, or brokerage contract; (iii) lease, mortgage, pledge, conditional sales contract, or security agreement with respect to any real or personal property; (iv) indenture, bond, note, guarantee, surety, or other obligation for or relating to borrowing or lending money; (v) contract for the future purchase of materials, supplies, services, merchandise, or equipment involving payments of more than $5,000 over its remaining term (including periods covered by any option to renew by either party); (vi) contract for the purchase, sale, or lease of any real estate or other real property; (vii) agreement or arrangement for the sale of any of its assets, inventories or properties for more than $5,000 or the grant of any preferential rights to purchase any of its assets, inventories, properties, or rights; (viii) contract which contains any provisions requiring the Company to indemnify any other party thereto; (ix) contract which contains a covenant or agreement which purports to limit the ability or right of the Company to engage in any lawful business activity or compete with any person or entity; (x) non-disclosure agreement relating to confidential and proprietary information and data; (xi) outstanding loan to any person or entity; (xii) patent or technology license consulting agreement or distributorship, dealer, agency, or franchise agreement; or (xiii) other Understanding, involving any Liability in excess of $5,000, which by its terms does not terminate or is not terminable by the Company within thirty (30) days or upon thirty (30) days' (or less) notice. Each of the Understandings listed on the Company Disclosure Schedule is valid and enforceable in accordance with its terms, provided that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to the enforcement of creditors' rights, and that such enforcement may be limited by the general principles of equity. There are no material disputes outstanding under any of such Understandings nor is the Company aware of any basis for such a dispute, and the Company is not in breach or default in any material respect thereunder, or any prior Understandings to which the Company was a party or by which it was bound. The sale of the Company Shares, will not impair any rights, contractual or otherwise, of the Company under any Understandings set forth on the Company Disclosure Schedule. To the Knowledge of the Shareholders, the consummation of the transactions contemplated by this Agreement will not lead any party to terminate or otherwise alter its contractual relations with the Company.

                  5.19 Defaults. There are no existing material breaches or defaults or events which with the lapse of time or the giving of notice or both would constitute an event of default by the Company or, to the best of the knowledge of the Company, any other party under any Material Contract, which material breaches or defaults individually or in the aggregate with all other such breaches and defaults has had or may reasonably by expected to have a Material Adverse Effect or result in a loss or cost to the Company of $5,000 in any one case of $20,000 in the aggregate. No party has notified the Company in writing of its intention to cease to perform any of its obligations under any Material Contract and, to the best of the knowledge of the Company, each of the Material Contracts is in full force and effect, with no dispute or basis therefor existing with respect thereto.

                  5.20 License and Permits.  Set forth in the Company Disclosure
Schedule is a description of each license or permit required for the conduct of the Digital Business, together with the expiration date thereof and the name of the Governmental Authority issuing such license or permit. Such licenses and permits are valid and in full force and effect, and will not be terminated or otherwise adversely affected by the consummation of the transactions contemplated by the Transaction Document.

                  5.21 Condition of Assets; Warranties. To the knowledge of the Shareholders, there is no development obstacle, error or problem that, upon completion of development of Software Products currently under development by the Company, will prevent such Software Products from complying in all material respects with the current specifications for such Software Products as furnished by the Company to Buyer. Buyer acknowledges that no other warranties of any nature are provided by the Shareholders with respect to the Software Products, which may contain errors or bugs.

                  5.22 Intangible Rights. To the Shareholders' Knowledge, the Company has all right, title and interest in and to the Software Products, including any and all rights heretofore held by any Affiliate of the Company. Except to the extent, if any, set forth in the Company Disclosure Schedule, to the best of the Shareholders' knowledge, the Software Products and the

Documentation (a) are subject to no Liens; (b) the legal rights thereto owned by the Company are adequate and sufficient to permit Buyer to sell or license Software Products and to supply the User Documentation without obligation to any third party (other than the Company as contemplated hereby); and (c) are freely transferable or assignable by the Company and will not be rendered invalid or affected in any way by virtue of the execution, delivery and performance of this Agreement. Except as set forth in the Company Disclosure Schedule, to the Shareholders' Knowledge, neither the Software Products nor the Documentation infringes upon or conflicts with any rights of any third party; and no third party has asserted or threatened to assert any claim against the Company or any Customer concerning such an infringement or conflict. To the best knowledge of the Shareholders, no third party is infringing the Company's rights in the Software Products or the Documentation. The Company Disclosure Schedule lists the names of all persons or entities other than the Company known by the Shareholders to have a copy of or access to the Source Code of any Software Product.

                  5.23     Registration List; Trademarks.

                           (a)     The  Company  Disclosure  Schedule  lists all
patents, copyrights, trademarks, service marks and trade names, issued or reissued to the Company, registered, applied for or pending under the Company's name or assigned to the Company as of the date hereof in connection with the Digital Business, all of which are included in the Assets, along with the registration numbers, dates of issuances and names of the inventors or authors of such patents, marks, names and copyrights, and any other related information as reasonably requested by Buyer and available to the Company or in the Company's possession or control.

                           (b)      To  the  Knowledge of  the Shareholders' and
except as disclosed in the Company Disclosure Schedule, no Trademark infringes upon or conflicts with any rights of any third party, and no third party has asserted or threatened to assert any claim against the Company or any Customer concerning such an infringement or conflict.

                  5.24 Labor Matters. The Company is not a party to any collective bargaining agreement covering any Employee. The Company has not received notice of any claim or grievance by any Employee, which might have an adverse effect upon the Digital Business (including without limitation any claim or discrimination on the basis of race, age or sex), no arbitration proceeding arising out of or under any collective bargaining or other labor agreement is pending in respect of the Digital Business, and to the best of the Company's knowledge no claim therefor has been asserted.

                  5.25 Employee Benefit Plans. The Company Disclosure Schedule sets forth a list of all employee pension or welfare benefit plans, programs or arrangements covering any of the employees (the "Employee Plans"). The Company has made available to Buyer true and complete written descriptions of the Employee Plans.

                  5.26 Key Personnel. The Company Disclosure Schedule sets forth a list of the names, positions and current salaries of each Employee. To the Knowledge of the

Shareholders, no Employee intends to terminate his or her relationship with the Company, except to the extent such Employee intends to accept employment with Buyer upon consummation of the transactions contemplated hereby. All Employees engaged in the development of the Software Products or otherwise with access to confidential proprietary information concerning the Digital Business have entered into written agreements with the Company which provide for non-disclosure of such information and assignment to the Company of intellectual property rights with respect to proprietary information and inventions developed in the context of their employment or consulting relationship.

                  5.27 Solvency. As of the Closing Date, after giving effect to the transactions contemplated by this Agreement, (a) the assets of the Company, at fair valuations, exceed the sum of the Company's debts, (b) the Company has adequate resources to be able to pay its debts as they become due, and (c) the Company has generally been paying its debts as they become due.

                  5.28 Litigation. There is no Claim, investigation, or other proceeding now pending before any court, arbitrator or Governmental Authority to which the Company is a party or which involves any of the Instruments or is related to any of the Assets and, to the Knowledge of the Shareholders', no Claim, investigation or proceeding has been threatened against the Company and there are no reasonable grounds therefor.

                  5.29 Disclosure. No representation or warranty or any statement furnished by the Company to Buyer hereunder or in connection with the Transaction Documents contains or will contain any untrue statement of material fact or omit or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.

                  5.30 Brokers and Finders. Neither the Company nor any of its affiliates have entered into any contract, arrangement, or understanding with any person or firm which may result in any obligation of Buyer to pay any finder's, broker's, or agent's fees or commissions or other like payments as a result of the transactions contemplated by this Agreement.

         6.       REPRESENTATIONS AND WARRANTIES OF BUYER.

                  Buyer   represents   and  warrants  to  the  Company  and  the
Shareholders as of the date of this Agreement and as of the Closing Date as follows:

                  6.1 Organization and Authority. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of Delaware; has all requisite power, right, and authority to execute, deliver and perform this Agreement; and has taken all action required by Law, its Certificate of Incorporation and otherwise to authorize the execution, delivery and performance of this Agreement.

                  6.2 Enforceability. This Agreement constitutes the legal, valid, and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting generally the enforcement of creditors' rights and by general principles of equity. There is no litigation at law, in equity, or in any other proceeding or investigation pending or threatened against Buyer which might materially impair the ability of Buyer to perform under this Agreement.

                  6.3 Finders and Brokers. Neither Buyer nor any of its affiliates has entered into any contract, arrangement, or understanding with any person or firm which may result in any obligation of the Company to pay any finder's, broker's, or agent's fees or commissions or other like payments as a result of the transactions contemplated by this Agreement.

                  6.4 Absence of Liens on Escrow Funds. Upon deposit by Buyer of the Escrow Funds pursuant to Section 2.4 hereof, the Escrow Funds shall not be subject to any Liens of any nature (other than the security interest of Shareholders created pursuant to Section 2.6 hereof), and, during the term of such escrow, Buyer agrees not to take any action that would serve or purport to grant any Liens to any Person with respect to the Escrow Funds.

         7.       ADDITIONAL AGREEMENTS AND COVENANTS.

                  7.1 Conduct of Business. Between the date of this Agreement and the Closing Date, other than with the Buyer's written consent or as provided in Section 7.12 , 7.13, and 7.14 below, the Company shall, and the Shareholders shall cause the Company to:

                           (a)    Operate  its  business  in  the usual, regular
and ordinary course consistent with past practices;

                           (b)    Use  its best efforts to maintain and preserve
its business organization and retain the services of Employees in order to preserve and not impair its good will and ongoing Digital Business;

                           (c)    Comply  with material terms and conditions of
each Understanding to which the Company is a party;

                           (d)    Keep in effect comprehensive general liability
insurance and other insurance as required by Laws and as consistent with past practice;

                           (e)    Continue  to  make trade payments when due and
not reduce the rate at which those payments are made, as compared to past practice and normal payment procedures under its leases, contracts, commitments and other Understandings;

                           (f)    Not  sell, dispose  of  or  encumber, or enter
into any agreement for the sale, disposition or encumbrance of, any of the Assets, except as approved in writing by Buyer;

                           (g)     Not cancel or compromise any debt,  except as
approved in writing by Buyer;

                           (h)     Not knowingly and expressly  waive or release
any rights of substantial value, except as approved in writing by Buyer

                           (i)      Not  sell,  assign,  transfer  or  grant any
rights under any franchises, authorizations, licenses, patents, inventions, trademarks, service marks, trade names or copyright or rights with respect to any know-how or other intangible assets of the Company;

                           (j)      Not  amend,  terminate  or  enter  into  and
Understanding or Instrument to which the Company is or would become a party or by which any Asset is or would become bound or affected, except as approved in writing by Buyer;

                           (k)      Not  dispose  of  or  permit  to  lapse  any
franchise or other Governmental License, permit or authorization to which the Company is a party or by which any of the Assets is affected;

                           (l)      Not  incur  any Liability, other than in the
ordinary course of business;

                           (m)      Not waive any material Claim or right of the
Company; and

                           (n)      Not take voluntary action which  would  have
the reasonably foreseeable result of making any of the representations and warranties contained in Section 6 untrue.

                  7.2 Third Party Consents. In the event that the assignment of any Understanding or other Instrument requires the consent of any party thereto prior to or as a result of the consummation of the sale of the Assets, the Company shall use its best efforts to obtain such consents and shall furnish copies of such consents to Buyer. The Company shall afford Buyer the opportunity to review, approve and revise the form of any required consent prior to delivery to the consenting party. If any such consent shall not be obtained, the Company agrees to cooperate with Buyer to provide to Buyer after the Closing Date, the benefits under any such Understanding or Instrument, including enforcement of any and all rights of the Company against the other party to an Understanding or Instrument arising out of the breach or cancellation thereof by such other party or otherwise.

                  7.3 Litigation. If any Claim which involves the Company or any of the Assets is threatened or asserted against the Company prior to the Closing Date, the Company shall provide Buyer with written notice thereof within two (2) days of the Company's discovery of such threat or Claim, and Buyer shall have the right, but not the obligation, to assist in the defense of such Claim, provided that if Buyer elects to engage its own counsel to assist in the defense of such Claim, then Buyer shall pay the cost and expenses of its counsel.

                  7.4 Press Releases. Neither the Company nor Buyer shall make any press release or disclosure concerning this Agreement or the transactions contemplated hereby without the approval of the other party, which approval shall not be unreasonably withheld in the event disclosure is required by law or regulation.

                  7.5 Key Man Life Insurance. Inasmuch as the employment services to be provided by each of the Shareholders to the Buyer are critical to the benefit of Buyer, Buyer will obtain, at Buyer's expense, effective as of the Closing Date, key-man life insurance on the lives of each of the Shareholders for the benefit of Buyer, in an amount to be determined by Buyer. The Company and each of the Shareholders agree to assist and cooperate with Buyer in applying for and maintaining such insurance.

                  7.6 Registered Stock. The parties agree that in the case that Buyer chooses to issue shares of Common Stock pursuant to Section 2.2 of this Agreement (the "REGISTERED SHARES") (i) Buyer will use its reasonable efforts to register such shares prior to such issuance (or to otherwise cause such shares to be issued in a manner so that they not deemed "restricted securities" for purposes of the Securities Act of 1933, as amended, immediately thereafter) and
(ii) the Shareholders shall be entitled to sell the Registered Shares in the public markets in any amounts and at any time that the Shareholders may determine, provided, that (a) the Shareholders shall not sell during any one week in excess of an aggregate of more than 25% of the daily sales volume of the Company's Common Stock on the Nasdaq National Market (or other market if appropriate) over the preceding two weeks, (b) provided, further, that the Shareholders understand and agree that the Registered Shares will be sold by the Shareholders only through a "DESIGNATED BROKER", which for purposes of this Agreement shall be any one of three securities brokers making a market for Buyer's Common Stock that is recommended to Shareholders by Buyer at the time of such desired sale, (c) that prior to selling any Registered Shares, each Shareholder agrees to first contact Buyer's Compliance Officer and to comply with Buyer's Insider Trading Policy.

                  7.7 Further Assurances. From time to time hereafter, each party will take all actions necessary to comply promptly with the provisions of this Agreement and all other legal requirements which may be imposed on such party with respect to the consummation of the transactions contemplated hereby and will promptly cooperate with and furnish information to the other parties in connection therewith. Each party will take all reasonable actions to obtain (and to cooperate with the other party in obtaining) any Approval of, or any exemption by, any Governmental Authority, or other third party required to be obtained or made by such party or the taking of any action contemplated thereby or by this Agreement. The parties agree that damages for breach of the foregoing are not sufficient and that injunctive and other equitable relief is an appropriate remedy.

                  7.8 Confidential Treatment. Each party to this Agreement shall treat as confidential all Confidential Information of the other party, shall not use such Confidential Information except as set forth herein, and shall not disclose such Confidential Information to any third party except as may be reasonably required pursuant to this Agreement, and shall treat such Confidential Information subject to confidentiality obligations at least as protective as those set forth herein. Without limiting the foregoing, each of the parties hereto shall use at least the same degree of care which it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information disclosed to it by the other party.

                           (a)      Excluded  Information.  Notwithstanding  the
above, neither party shall have liability to the other with regard to any Confidential Information of the other which (i) was in the public domain at the time it was disclosed or becomes in the public domain through no fault of the receiver, (ii) was known to the receiver, without restriction, at the time of disclosure as shown by the files of the receiver in existence at the time of disclosure, (ii) is disclosed with the prior written approval of the disclosing party, (iv) was independently developed by the receiver without any use of the Confidential Information and by employees or other agents of (or independent contractors hired by) the receiver who have not been exposed to the Confidential Information, (v) becomes known to the receiver, without restriction, from a source other than the disclosing party that is not bound by a confidentiality obligation to the disclosing party and without breach of this Agreement by the receiver and otherwise not in violation of the disclosing party's rights, (vi) is disclosed by the disclosing party to a third party without restrictions similar to those contained in this Agreement, or (vii) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body, provided, however, that the receiver shall provide prompt notice thereof to enable the disclosing party to seek a protective order or otherwise prevent such disclosure.

                           (b)      Enforcement. Each party shall exert its best
efforts, including, but not limited to, the execution of proprietary non-disclosure agreements with employees and consultants, and legal action, to enforce compliance with the provisions of this Section 7.8 by its partners, directors, officers, employees, and any third party having access to the other party's Confidential Information.

                           (c)      Remedies.  Unauthorized  use by either party
of Confidential Information provided to it by the other party hereunder will diminish the value to the other party of such information. Therefore, if either party breaches any of its obligations with respect to confidentiality and unauthorized use of Confidential Information hereunder, the other party shall be entitled to equitable relief to protect its interest therein, including but not limited to injunctive relief, as well as money damages.

                           (d)      Termination.  Upon  any  termination of this
Agreement pursuant to Section 10 below, each party shall return to the other party any written documentation or material that was furnished by the other party or that constitutes its Confidential Information and shall destroy any copies or written summaries thereof.

                  7.9 Delivery of Exhibits and Schedules; Other Material. The Company will promptly deliver or cause to be delivered to Buyer, and there shall be attached hereto, such exhibits and schedules as shall be required by this Agreement to the extent not previously delivered, in each case dated the date hereof, containing such information, numbered such number as specified and otherwise in form, scope and content satisfactory to Buyer. The Company shall provide updated exhibits and schedules to Buyer at the Delivery Date.

                  7.10 Access to Books and Records. Between the date of this Agreement and the Closing Date, the Company shall give, and shall cause its counsel, accountants, employees and other representatives to give to Buyer, its counsel, accountants, employees and other representatives, reasonable access during normal business hours to all of the properties, books, reports, records, Instruments, Understandings, commitments, and other documents of the Company relating to the Assets and the Digital Business and shall permit the making of copies thereof. In order to enable Buyer to complete its due diligence, as provided for in Section 8.14 hereof, the Company shall furnish Buyer with all information Buyer may reasonably request.

                  7.11 Employment of Shareholders. The Company and each of the Shareholders understands and agrees that Buyer is purchasing the Company Shares under the terms of this Agreement under the explicit agreement and condition that each of the Shareholders will continue to work as employees of Buyer for the entire two-year period following the Closing Date, and the benefit that Buyer will obtain in the purchase of the Company Shares will be significantly diminished in the event that any of the Shareholders cease to be an employee of Buyer. Each of the Shareholders hereby covenants that he will not engage in any conduct that will result in his termination by Buyer for Just Cause. Each Shareholder agrees and acknowledges that in the event such Shareholder is terminated by Buyer for Just Cause, then such Shareholder shall forego and waive any right to any unpaid portion of the consideration set forth in Sections 2.2(b) and 2.3, allocable to such Shareholder as of the date of such Shareholder's termination based upon the number of Company Shares held by such Shareholder as of the Closing Date. Notwithstanding the foregoing, nothing contained herein shall limit the ability of each Shareholder to terminate his employment with the Buyer pursuant to Section 4(b) of such Shareholder's Employment Agreement with Buyer without liability to Buyer hereunder or under his Employment Agreement with Buyer.

                  7.12 License with SGI. The Shareholders and Buyer agree that if the Company or the Shareholders (or any affiliate thereof) enter into a license agreement with Silicon Graphics, Inc. ("SGI") that meets the following criteria, then all moneys paid by SGI for this license shall be paid to the
Shareholders:  (i) Buyer shall have approved the form of the license  agreement;
(ii) the project under the license agreement shall not require additional material resources of the Shareholders or the Company; (iii) the project under the license agreement in no event shall require more than an aggregate of 20 hours from the Shareholders collectively subsequent to the Closing; (iv) Buyer assumes no liabilities in connection with such license, and the Shareholders shall indemnify Buyer for any Claims made or any loss incurred in connection with such license agreement; and (v) there shall be no extensions or renewals of such license agreement.

                  7.13 Section 341(f) Election. Buyer acknowledges and agrees that, prior to Closing, the Company shall make an election under Section 341(f) of the Internal Revenue

Code. Following the Closing, Buyer agrees to honor such Section 341(f) election and report for income tax purposes in a manner consistent with the requirements of such election.

                  7.14 Payment of Liabilities; Distribution of Cash and Receivables, On or before the Closing, the Company shall pay all known contingent and liquidated liabilities except for those liabilities as set forth on the Company Disclosure Schedule, and shall distribute all cash and accounts receivable, which have been disclosed to Buyer, to the Shareholders. Buyer agrees to cause the Company to pay to the Shareholders any payment received by the Company with respect to any accounts receivable distributed to the Shareholders.

         8. CONDITIONS TO BUYER'S OBLIGATIONS AT CLOSING. The obligation of Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the Closing Date, of the following conditions (any one or more of which conditions may be waived in the sole discretion of Buyer):

                  8.1 Representations and Warranties. The representations and warranties of the Company and the Shareholders set forth in Section 5 of this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date and Buyer shall have received a certificate signed by an executive officer of the Company to such effect.

                  8.2 Performance of Obligations of the Company and the Shareholders. The Company and the Shareholders shall have performed in all material respects all obligations required to be performed by each of them under this Agreement prior to the Closing Date, and Buyer shall have received a certificate signed by an executive officer of the Company to such effect.

                  8.3 Government Approvals. All authorizations, consents, orders or approvals of, or registrations, declarations or filings with, any Government Authority necessary for the valid consummation and transactions contemplated by this Agreement shall have been filed, occurred or obtained, and all applicable waiting periods shall have expired and shall be in full force and effect, and Buyer shall have received a certificate signed by an executive officer of the Company to such effect.

                  8.4 Third Party Approvals. Any and all third-party approvals, contractual or otherwise, relating to Understandings, licenses, leases or other Instruments material to the Digital Business and necessary for the sale of the Company Shares in accordance with the terms of this Agreement shall have been obtained, and Buyer shall have received a certificate signed by an executive officer of the Company to such effect.

                  8.5 Material Adverse Change. As of the Closing, there shall have been no material adverse change, as determined in the sole discretion of Buyer, in the condition of the Assets or the Digital Business nor shall the Company have experienced any occurrence, circumstance, event, condition or state of facts of any character, whether or not in the ordinary course of business and whether or not covered by insurance which might reasonably be expected to result in any materially adverse change to the Assets or the Digital Business, and Buyer shall have received a certificate signed by an executive officer of the Company to such effect.

                  8.6 Litigation. No suit, action, proceeding, or other litigation shall have been commenced or threatened by a party (other than Buyer) which (i) seeks to restrain, enjoin or prevent the consummation of the sale of the Company Shares hereunder or the transactions contemplated by this Agreement, or (ii) questions the validity or legality of this Agreement or such transactions.

                  8.7 Deliveries by the Company. The Company shall have delivered to Buyer a copy of the source code and object code for the Software Products.

                  8.8 Employment Agreements. Each of the Shareholders shall have entered into an Employment Agreement containing non-competition provisions, each for a three-year period, substantially in the form of EXHIBIT F attached hereto.

                  8.9 Opinion of Counsel to the Company. Buyer shall have received a written legal opinion from legal counsel to the Company dated as of the Closing Date, substantially to the effect set forth in EXHIBIT G attached hereto and otherwise in form and substance satisfactory to Buyer's legal counsel.

                  8.10 Escrow Agreement. The parties hereto shall have entered into an Escrow Agreement and shall be in form and substance acceptable to Buyer.

                  8.11 Employee Proprietary Information Agreement. Each of the Shareholders shall have entered into Buyer's standard form of Employee Proprietary Information Agreement which is attached hereto as EXHIBIT H.

                  8.12 The Company's Officer's Certificate. The Company shall have delivered to Buyer a certificate signed by the Chief Executive Officer of the Company dated the Closing Date, and certifying that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement by the Company and the transactions contemplated hereby, and that all such resolutions are in full force and effect as of the date of this Agreement and as of the Closing Date.

                  8.13 Company Disclosure Schedule. The Company and the Shareholders agree to deliver to Buyer no later than Tuesday, April 4, 1995, the final version of the Shareholders' Disclosure Schedule, Company Disclosure Schedule and other documents and materials required hereunder to be delivered as of such date, each of which shall be in a form satisfactory to Buyer.

                  8.14 Due Diligence. Buyer shall be reasonably satisfied in all material respects with the results of a legal and accounting review of the Company, all reasonable requests of Buyer to the Company for additional information shall have been accommodated, and the exhibits and schedules hereto shall have been delivered to Buyer and its legal counsel and the disclosures therein shall be reasonably satisfactory to Buyer.

                  8.15 Newly Enacted Laws. No Law shall have been enacted by any Government Authority with jurisdiction over any of the Assets which would make the consummation of the transactions contemplated by this Agreement illegal.

         9. CONDITIONS TO THE OBLIGATIONS OF COMPANY AND SHAREHOLDERS AT CLOSING. The obligations of the Company and the Shareholders to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the Closing Date, of the following conditions (any one or more of which conditions may be waived in the sole discretion of the Company and the Shareholders):

                  9.1 Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, and the Company shall have received a certificate signed by an executive officer of Buyer to such effect.

                  9.2 Performance of Obligations of Buyer. Buyer shall have performed in all material respects all obligations required to be performed by Buyer under this Agreement prior to the Closing Date and the Company shall have received a certificate signed by an executive officer of Buyer to such effect.

                  9.3 Delivery of Purchase Price. Buyer shall have delivered the Purchase Price to the Company and the Escrow Agent as set forth in Section 2 of this Agreement.
                  9.4 Litigation. No suit, action, proceeding, or other litigation shall have been commenced or threatened against the Company or Buyer with respect to the sale of the Assets.

                  9.5 Escrow Agreement. The parties hereto shall have entered into an Escrow Agreement, in substantially the form attached hereto as EXHIBIT B and shall be in form and substance acceptable to the Shareholders.

                  9.6 Security Agreement. Buyer and the Shareholders shall have entered into the Security Agreement, which shall be in the form and substance acceptable to the Shareholders and the Buyer.

                  9.7 Approval of SGI Agreement. Buyer shall have given its approval to the License Agreement with SGI as contemplated by Section 7.12 above or shall have otherwise authorized the Company and/or the Shareholders (or any affiliate thereof) to grant a license to SGI as provided in Section 7.12 above, in a form reasonably acceptable to the Shareholders and Buyer.

         10.     TERMINATION.

                 10.1 Reasons for Termination. This Agreement may be terminated as follows:

                       (a) by Buyer (i) if by the Closing Date the conditions to the obliga tions of the Buyer set forth in Section 8 have not been met or waived after both parties hereto have in good faith used their best efforts to resolve any outstanding and unresolved condition or (ii) for any or no reason, after April 7, 1995, if the Closing has not occurred by such date.

                       (b) by the Company and the Shareholders (i) if by the Closing Date the conditions to the obligations of the Company and the Shareholders set forth in Section 9 have not been met or waived after both parties hereto have in good faith used their best efforts to resolve any outstanding and unresolved condition or (ii) for any or no reason, after April 7, 1995, if the Closing has not occurred by such date.

                  10.2 Effect. In the event of the termination of this Agreement and abandonment of the transactions contemplated hereby, this Agreement (except for Sections 7.8, 10 and 12) shall become void and have no further effect, without any liability on the part of any party or its partners, directors, officers, shareholders or agents.

                  10.3 Risk of Loss to Assets. Any loss or damage on or prior to the Closing Date due to fire, explosion, earthquake, windstorm, accident, flood, act of God, war, seizure or any other casualty, whether similar or dissimilar, occurring to any of the Assets shall, whether or not covered by insurance, be the responsibility of the Buyer. If such loss or damage is sufficiently substantial to preclude the resumption of normal operations or a substantially complete restoration of the Digital Business prior to the earlier to occur of
(i) the Closing Date or (ii) thirty (30) days following the occurrence of the event or casualty, or if such loss or damage materially and adversely affects the value of the Assets or the Digital Business, the Company shall immediately notify Buyer in writing, and Buyer, at any time within fifteen (15) days after receipt of such notice or such shorter period prior to the Closing Date, may elect to either (a) accept the proceeds of any insurance coverage, whether paid by the insurer before or after the Closing Date, and consummate the transactions contemplated by this Agreement, or (b) terminate this Agreement upon delivery of written notice to the Company, and in the latter event all parties shall stand fully released and discharged of any and all obligations under this Agreement.

         11.      SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.

                  11.1 Survival of Representations. All representations and warranties of the Shareholders, as set forth in Sections 4 and 5 hereof, and of Buyer, as set forth in Section 6 hereof, shall survive until the earlier of the termination of this Agreement or the second anniversary of the date of this Agreement.

                  11.2  Indemnity by the  Shareholders.  Subject to the terms of this Section 11, the Shareholders agree jointly to indemnify, defend, save, and hold harmless Buyer and its directors, officers, employees, agents, and attorneys from and against: any and all Claims that arise out of or relate in any way to liabilities, obligations, damages, losses, costs or expenses of Buyer (the "DAMAGES") resulting from any falsity, inaccuracy, incompleteness, misrepresentation, breach or nonfulfillment of any representation, warranty, covenant, condition or agreement on the part of the Company or the Shareholders under this Agreement, or from any falsity, inaccuracy, incompleteness or misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by the Company or Shareholders to Buyer under this Agreement; provided that the liability of the Shareholders for a breach by a Shareholder of such Shareholder's several obligations hereunder or the warranties of such Shareholder pursuant to Section 4 hereof, shall be several and not joint amongst the Shareholders so that only the breaching Shareholder shall be liable to Buyer for the breach of his obligations, warranties and representations under Section 4. Any obligation or liability of the Shareholders to provide indemnification under this Section shall survive the termination of this Agreement as set forth in Section 11.1 above.

                  11.3  Indemnity  by the  Buyer.  Subject  to the terms of this
Section 11, the Buyer agrees to indemnify, defend, save, and hold harmless the Shareholders and their agents, and attorneys from and against: any and all Claims that arise out of or relates in any way to liabilities, obligations, damages, losses, costs or expenses of the Shareholders resulting from any falsity, inaccuracy, incompleteness, misrepresentation, breach or nonfulfillment of any representation, warranty, covenant, condition or agreement on the part of the Buyer under this Agreement, or from any falsity, inaccuracy, incompleteness or misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by the Buyer to the Shareholders under this Agreement. Any obligation or liability of the Buyer to provide indemnification under this Section shall survive the termination of this Agreement as set forth in Section 11.1 above.

                  11.4 Indemnification  Procedures.  Upon obtaining knowledge of the assertion or existence of any Claim which could give rise to a claim of indemnity pursuant to Sections 11.2 or 11.3 above, the party seeking indemnification (the "INDEMNIFIED PERSON") from the other party (the
"INDEMNIFYING PERSON") shall promptly provide the Indemnifying Person with written notice of any such Claim, but the failure of the Indemnified Person to so promptly notify the Indemnifying Person shall not affect the Indemnifying Person's obligation pursuant to this Section 11 unless such failure materially prejudices the Indemnifying Person's right to participate in the contest of such Claim as hereinafter provided. Except as set forth in Section 11.5, the Indemnifying Person shall have the right at its expense to employ counsel of its choice to answer the charges and defend such Claim and the Indemnified Person shall have the right, but not the obligation, to participate in the defense of any such Claim; provided, however, that in the event that the Indemnifying Person has employed counsel to defend a Claim (other than a Claim referred to in
Section 11.5) and the Indemnified Person elects to engage its own counsel to assist in the defense, the Indemnified Person shall pay all costs and expenses of its own counsel. So long as the Indemnifying Person is defending such Claim in good faith, the Indemnified Person will not settle such Claim without the Indemnifying Person's written consent, which consent shall not be unreasonably withheld, and the Indemnifying Person will not settle any Claim on behalf of the Indemnified Person without the Indemnified Person's written consent, which consent shall not be unreasonably withheld. The Indemnified Person shall make available to the Indemnifying Person all records and other materials at the Indemnifying Person's expense, as shall reasonably be required by the Indemnifying Person to contest such Claim.

                  11.5  Buyer's  Defense  of  Certain  Claims.   Notwithstanding
Section 11.4, with respect to any Claims which relate to or are likely to affect the continuing business of Buyer, including, without limitation, Buyer's relationships with consumers, customers, vendors, lessors, suppliers or Governmental Authorities, Buyer shall have the right (but not the obligation) to employ counsel and to defend and/or settle such Claims, with the Shareholders' consent (which shall not be unreasonably withheld) at the Shareholders' expense. No settlement or compromise of any such Claim without the Shareholders' consent shall be at the Shareholders' expense.

                  11.6     Payment of Indemnification Claims.

                           (a)     In the event any indemnification claim arises
under Sections 11.2 or 11.3 hereof as a result of a Claim asserted against an Indemnified Person, the failure of the Buyer or the Shareholders to pay the Indemnified Person's costs and expenses (including without limitation Buyer's attorneys' fees in accordance with Sections 11.4 and 11.5 hereof), within thirty
(30) days following demand therefor shall constitute a material breach of this Agreement and the Indemnified Person may pursue retaining legal counsel to assume its defense at the expense of the Indemnifying Person.

                           (b)     In  the  event  any  indemnification claim is
asserted pursuant to Sections 11.2 or 11.3 hereto, if the Indemnifying Person provides written notice to the Indemnified Person within fifteen (15) days following the Indemnified Person's assertion of such claim that it is objecting to the claim, then the parties shall attempt to resolve the dispute through negotiations during a fifteen (15) day period following delivery of such notice of objection to the Indemnified Person; however, if the dispute is not resolved within such fifteen (15) day period, the dispute shall be referred to arbitration in accordance with Section 12 hereof.

                           (c)    Upon the assertion of an indemnification claim
under this Section 11 ("CLAIM"), the Claim will be satisfied first from the Escrow Funds with the payment to come from the next payment due in time to the Shareholders until all such Escrow Funds have been depleted. The Shareholders shall be responsible for any deficiency amount between the amount of funds in the Escrow Fund and the amount of Damages due and owing to Buyer.

                  11.7 Limitations on Indemnification. All payments due to an Indemnified Person (or payable on behalf of an Indemnified Person) with respect to any indemnification claims hereunder shall be limited as follows:

                                    (a)    In the absence of fraud, all payments
due to Buyer as the Indemnified Person (or payable on behalf of an Indemnified Person) shall be limited to the Purchase Price and shall be the joint and several obligation of the Shareholders; provided, however, that the total obligation of any individual Shareholder to Buyer pursuant to this Section 11 shall be limited in the aggregate to that portion of the Purchase Price previously paid to such Shareholder and payable to such Shareholder pursuant to the Promissory Note or otherwise from the Escrow Fund (as reduced pursuant to Section 7.11 hereof).

                           (b)      No  Indemnifying Person shall be required to
make any indemnification payments under Sections 11.2 or 11.3, as the case may be, except to the extent that the cumulative amount of the Damages actually incurred by the other party hereto actually exceeds the sum of Fifty Thousand ($50,000) Dollars (the "THRESHOLD AMOUNT"); provided, however, when such Damages reach the Threshold Amount the Indemnifying Party shall indemnify the Indemnified Party for all Damages, including the Threshold Amount.

                           (c)      The  amount  of any payment or reimbursement
of Damages by the Indemnifying Party shall be net of any insurance proceeds or settlement received by the Indemnified Party in connection with the Claim giving rise to such loss, liability or expense less the cost of collecting such proceeds or settlement.

         12.      ARBITRATION.

                  12.1 Arbitration Rules. Any and all disputes, controversies or claims whether of law or fact and of any nature whatsoever arising from or respecting this Agreement that are not resolved by the parties hereto, shall be decided by arbitration in accordance with this Section 12 or otherwise by the Arbitration Rules then in effect of the American Arbitration Association (the "ARBITRATION RULES"). Unless otherwise agreed to in writing, the arbitration shall be held in Santa Clara County, California. Reasonable written notice of the time and place of arbitration shall be given to all parties to such arbitration and their legal counsel as shall be required by Law (the "ARBITRATION NOTICE"), in which case such persons or their authorized representatives shall have the right to attend and/or participate in all the arbitration hearings in such manner as the law shall require.

                  12.2 Selection of Arbitrators. The arbitrator shall be selected as follows: in the event the parties to a dispute to be decided by arbitration pursuant to this Section 12 agree on an arbitrator, the arbitration shall be conducted by such arbitrator. In the event the parties to the arbitration are unable to select an arbitrator, legal counsel to the parties to such arbitration shall select an arbitrator within thirty (30) days following receipt of a notice from a party of such party's election to submit an unresolved matter to arbitration. In the event that neither the parties nor their legal counsel are able to select an arbitrator, the arbitrator shall be appointed in accordance with the Arbitration Rules. The arbitrator shall use his or her best efforts to render a decision on the matter submitted to him or her pursuant hereto within sixty (60) days following such person's appointment. The parties to the arbitration shall equally bear the fees and expenses of the arbitrator.

                  12.3 Confidentiality of Arbitration Matters. At the written request of either party to the arbitration, the arbitration proceedings will be conducted in the utmost secrecy; in such case all documents, testimony and records shall be received, heard and maintained by the arbitrator(s) in secrecy under seal, available for the inspection only of the parties to such arbitration and their respective approved agents, who shall agree in advance and in writing to receive all such information confidentially and to maintain such information in secrecy until such information shall become generally known.

                  12.4 Binding Effect of Arbitration. The arbitrator shall be able to decree any and all relief of an equitable nature, including but not limited to such relief as a temporary restraining order, a temporary and/or a permanent injunction, and shall also be able to award damages, with or without an accounting and costs. The final decision of the arbitrator shall constitute a conclusive determination of the matter in question, shall be binding upon the parties hereto and shall not be contested by any of them. The decree or judgment of an award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

                  12.5 Out-of-Pocket Expenses. After the arbitrator has rendered its decision and made its award, either party may, within seven (7) business days from the date of the arbitrator's decision, request the same arbitrator to assess against the other party any or all of the out-of-pocket expenses (including reasonable attorneys', accountants', and other professionals' fees) incurred by it in connection with proving or disproving, as the case may be, the validity of the controversy or claim. All claims for out-of-pocket expenses shall be decided in accordance with the Arbitration Rules then in effect.

                  12.6 Pre-Hearing Discovery. The parties agree to permit pre-hearing discovery as follows:

                           (1)    Discovery, in the form of document production,
oral deposition and interrogatory concerning the amount and method of calculation of Claims, pursuant to the California Code of Civil Procedure, subject to such limitations and modifications as may be imposed by the Arbitrators in their sole discretion, should commence promptly upon receiving of the Arbitration Notice. The parties shall exchange written requests for production of documents within fifteen (15) days after the Arbitration Notice and requested documents shall be produced for inspection within fifteen (15) days thereafter. All written documents exchanged in response to written requests for production of documents shall b exchanged as close to simultaneously as is possible and if a document is not being produced, such document shall be listed on a non-produced document list provided to the other party at the time of document production. Each party shall have the right to object to document requests in accordance with the California Code of Civil Procedure;

                           (2)    The parties shall  exchange lists of  proposed
oral deposition
witnesses on or before forty-five (45) days after receipt of the Arbitration Notice. Counsel for the parties will meet promptly thereafter to agree on a schedule of oral depositions to be taken as promptly as practicable. All oral depositions shall be conducted in accordance with the California Code of Civil Procedure. The testimony of oral deposition witnesses shall be given under oath;

                           (3)      The  parties  will  exchange  copies  of all
exhibits that the Parties propose to use at the arbitration and the curriculum vitae of any expect to testify at the arbitration hearing on or before fifteen
(15) days prior to the date scheduled for the arbitration hearing; and

                           (4)      Each party  shall have the right to petition
the arbitrator for modification of the procedure set forth herein and, in such event, the procedure shall be tolled pending the decision of the arbitrator.

         13.      DEFINITIONS.

         All terms defined in this Agreement shall have the defined meanings when used herein. The following terms shall have the following meanings:

         "ACCELERATING EVENT" means (i) the liquidation and/or dissolution of Buyer; (ii) a Change in Control of Buyer after which there is a material change in Buyer's product plans for the A.S.A.P. products and the Smartslide technology; or (iii) except as set forth in Section 14.3, the sale, transfer or conveyance (including, without limitation, by way of an exclusive license transferring substantially all rights) for the Assets or a material portion thereof for aggregate consideration equal to or greater than (A) $5,300,000 during the two (2) year period following the Closing Date and (B) $6,800,000 after said two (2) year period.

         "AFFILIATE(S)" of a party hereto means any Person, directly or indirectly, controlled by, controlling or under common control with such party through the ownership of more than 50% of the outstanding voting securities of the Person so controlled.

         "APPROVALS" shall have the meaning set forth in Section 5.4.

          "A.S.A.P. VERSION 1" means the first engineering release of the A.S.A.P. product which occurs no later than August 30, 1995.

          "A.S.A.P. VERSION 2" means the next release of the A.S.A.P. product which generates upgrade revenue from A.S.A.P. Version 1 users.

         "ASSETS" shall mean the Software Product or Software Products, the Documentation, all of those certain tangible and intangible rights, properties, the assets set forth in Schedule 1 attached hereto and all good will associated therewith.

        "BUYER" means Software Publishing Corporation, a Delaware corporation.

        "DIGITAL BUSINESS" shall refer to all of the Assets and the Digital Business as conducted as of the date of this Agreement or as of the Closing Date by Seller.

        "CHANGE OF CONTROL" means the occurrence of any of the following events:

                           (i)    Any  "PERSON"  (as  such  term  is   used   in
Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Buyer representing more than 50% of the total voting power represented by Buyer's then outstanding voting securities; or

                           (ii)   The  shareholders  of Buyer  approve a  merger
or consolidation of Buyer with any other corporation, other than a merger or consolidation which would result in the voting securities of Buyer outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of Buyer or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of Buyer approve a plan of complete liquidation of Buyer or an agreement for the sale or disposition by Buyer of all or substantially all Buyer's assets.

         "CLAIMS" means any and all personal injury, property damage, nuisance, tort, contract or other claims, actions or demands brought at anytime by any Person, any and all demands, actions or claims for investigation, remediation, removal, closure or other action with respect to Hazardous Materials, and any and all other suits, demands, actions, fines, penalties, claims, enforcement actions, Liens, liabilities, damages, deficiencies, injunctions, attorneys' fees, experts' fees, costs and expenses imposed, threatened, paid "CHANGE OF CONTROL or incurred at any time, whether foreseeable or unforeseeable, conditional or unconditional.

         "CLOSING" shall have the meaning set forth in Section 3.1.

         "CLOSING DATE" shall have the meaning set forth in Section 3.1.

         "COMPANY" means Digital Paper, Inc., a California corporation.

         "COMPLETION OF DEVELOPMENT" means, as to any Software Product, the production of a "gold master" disk of such product.

         "CUSTOMER" means any third party or Affiliate thereof to whom, prior to the Closing, any one or more copies of the Software Products have been sold or licensed by the Company.

         "DELIVERY DATE" means the close of business on Tuesday, April 4, 1995, upon which the Company and the Shareholders will deliver the Company Disclosure Schedule,

Shareholders' Disclosure Schedule and such other materials required to be so delivered pursuant to this Agreement as provided in Sections 7.9 and 8.13 above.

         "DOCUMENTATION" means the following information in any form whatsoever:
(a) all technical, design, development and installation information describing the design and development of the Software Products, including Source Code, source documentation, source listings and annotations, test data and test results ("Technical Documentation"); and (b) the "user's guide" and all other such reference manuals and support materials normally distributed to Customers in connection with the distribution of the Software Products ("User Documentation").

         "EMPLOYEE" means an individual who performs services of any kind for the Company.

         "ENVIRONMENTAL LAW" means requirement of law pertaining to land use, air, soil, surface water, groundwater (including the protection, cleanup, removal, remediation or damage thereof), public or employee health or safety or any other environmental matter, including, without limitation, the following laws as the same may be amended from time to time: (a) Clean Air Act (42 U.S.C. ss. 7401, et seq.); (b) Clean Water Act (33 U.S.C. ss. 1251, et seq.); (c)
Resource Conservation and Recovery Act (42 U.S.C. ss.6901, et seq.); (d) Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. ss.9601, et seq.); (e) Safe Drinking Water Act (42 U.S.C. ss. 300f, et seq.);
(f) Toxic Substances Control Act (15 U.S.C. ss.2601, et seq.); (g) Rivers and Harbors Act (33 U.S.C. ss.401, et seq.); (h) Endangered Species Act (16 U.S.C. ss.1531, et seq.); and (i) Occupational Safety and Health Act (29 U.S.C. ss.651, et seq.); together with any other foreign or domestic laws (federal, state, provincial or local) relating to emissions, discharges, releases or threatened releases of any Hazardous Substance into ambient air, land, surface water, groundwater, personal property or structures, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, discharge or handling of any Hazardous Substance.

         "FIRST COMMERCIAL SHIPMENT" means the first shipment of a product to any distributor, OEM, reseller or other customer that is: (i) paying a license fee or purchase price therefor and (ii) not an alpha or beta site evaluation customer of such product.

         "FRAISL" refers to Daniel J. Fraisl.

         "GAAP" means generally accepted accounting principles.

         "GOVERNMENTAL AUTHORITY" means any local, state, federal, foreign or international governmental authority agency or entity, including, but not limited to, any court, tribunal or panel having jurisdiction over the matter at issue.

         "HAZARDOUS SUBSTANCE" means any matter that is labeled or regulated as a pollutant, contaminant, hazardous or toxic substance, material, constituent or waste or pollutant under any Environmental Law or by any governmental authority and includes, without limitation, asbestos and asbestos-containing materials and any material or substance that is: (a) designated as a "hazardous substance" pursuant to section 307 of the Federal
Water  Pollution  Control Act, 33 U.S.C.  section 1251,  et seq. (33 U.S.C.  ss.
1317); (b) defined as a "hazardous waste" pursuant to section 1004 of the Federal Solid Waste Disposal Act, 42 U.S.C. section 6901, et seq. (42 U.S.C. ss.
6903); (c) defined as a "hazardous substance" pursuant to section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
section 9601, et seq. (42 U.S.C. ss. 9601); or (d) so designated or defined under any other applicable requirement of law.

         "HOEBER" refers to Anthony N. Hoeber.

         "INDEMNIFIED PERSON" shall have the meaning set forth in Section 11.4.

         "INDEMNIFYING PERSON" shall have the meaning set forth in Section 11.4.

         "INSTRUMENTS" shall have the meaning as set forth in Section 5.7.

         "JUST CAUSE" shall mean a determination by the Buyer that the Shareholder's termination is necessary because the Shareholder has engaged in unfair competition with the Buyer, induced a customer of the Buyer to breach a contract with the Buyer, made an unauthorized disclosure or otherwise misused any of the Buyer's trade secrets or confidential information which has caused material loss, damage or injury to the Buyer or otherwise materially endangered the property, reputation or employees of the Buyer, committed an act of embezzlement, fraud or theft with respect to Buyer property, violated any Buyer policy or guideline which has caused material loss, damage or injury to the Buyer or otherwise materially endangered the property, reputation or employees of the Buyer or gross insubordination.

         "LAW" means any national, international, state, or local law, statute, rule, regulation, ordinance, requirement for approval or permit, judgment, injunction, decree of any court of applicable jurisdiction, or any treaty, international understanding, or other rule which has the force of law.

         "LIABILITY" means any direct or indirect liability, indebtedness, obligation, guarantee or endorsement, either accrued absolute, contingent or otherwise, including, without limitation, loss contingencies as determined in accordance with GAAP.

         "LICENSEE" means any: (i) licensee of Buyer or its Affiliates, as to the Software Products, or any Product Derivative, who is permitted to sublicense, market and/or sell the product so licensed to end-users, distributors, resellers or sublicensees; or (ii) any sublicensee of a Person described in the preceding clause (i).

         "LIEN" means any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and/or the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

         "MEYER" refers to Carl Meyer.

         "OPERATING   AGREEMENTS"  shall  have  the  meaning  as  set  forth  in
ATTACHMENT B TO SCHEDULE 1.

         "OBJECT CODE" shall mean the computer executable embodiment of the computer code associated with a product derived from the related Source Code form by a process normally referred to as compilation or other process which translates the Source Code form or some intermediate code derived therefrom to a form which is understood and acted upon by computers, regardless of the media on which it is contained.

         "PERMITTED LIENS" means liens for taxes not yet due and payable; any carrier's, warehousemen's, mechanic's, materialmen's, repairmen's or other like lien arising in the ordinary course of business; easements, rights-of-way, restrictions, minor encroachments and other similar nonmonetary encumbrances incurred in the ordinary course of business, which do not render the Asset subject thereto unusable for the purpose intended, materially detract from the value of the Asset or interfere with the ordinary use of the Asset in the ordinary course of business.

         "PERSON" means any entity, whether an individual, trustee, corporation, general partnership, limited partnership, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture, Governmental Authority, or otherwise.

         "PERSONAL PROPERTY" shall have the meaning set forth in Attachment A to
Schedule 1.


         "PRODUCT DERIVATIVES" shall mean all computer software and programs, and the related documentation, regardless of the form (Object Code or Source
Code) or intended use, developed by Buyer or its Affiliates or Licensees (a) that consists of any translation, portation, modification, correction, addition, extension, upgrade, improvement, compilation, abridgement or other form in which the Software Products (or their successor versions, modules or parts thereof and variants) may be recast, transformed or adapted, or (b) that is based on the proprietary form, structure, design or ideas embodied in the Software Products.

         "PRODUCT UPDATES" shall mean releases of the Software Product or any Product Derivatives, whether in Source Code or Object Code form, encompassing enhancements and other changes which are deemed by Purchaser, at its sole discretion, to be logical improvements thereof, where such releases are generally made available to Purchaser's supported licensees. "Product Updates" shall include any options or enhancements to the

Software Product or any Product Derivative which Purchaser makes available for use or distribution at separate cost.

         "PURCHASE AGREEMENT" means the Stock Purchase Agreement dated March 31, 1995.

         "PURCHASE PRICE" shall have the meaning set forth in Section 2.1.

         "SELL-THROUGH UNITS" means that number of units that are sold or licensed by contract resellers and distributors to end-users, plus units sold by Buyer and its Affiliates and Licensees to end-users and OEMs directly, less any units (or associated dollar value) of outstanding return material authorizations.

         "SOFTWARE PRODUCT" or "SOFTWARE PRODUCTS" shall mean the Company's A.S.A.P. and SmartSlide software program and computer instructions or any portion thereof, the features of which are described in ATTACHMENT C TO SCHEDULE 1, in Source Code form or Object Code form, including all things authored, discovered, developed, made, perfected, improved, designed, engineered, devised, acquired, produced, conceived or first reduced to practice by the Company or any of its Employees (while employed by or acting on behalf of the Company) that pertain to or are used in such program, or that are necessary to an understanding or to the development of such program or to the performance by such program of its intended functions or purposes, whether tangible or intangible, in any stage of development, including without limitation enhancements, designs, technological improvements, inventions, works of authorship, trade secrets, formulas, processes, routines, sub-routines, techniques, concepts, methods, ideas and algorithms, software tools owned by the Company and used in connection with such program, Source Code, Object Code, flow charts, diagrams, coding sheets, Source Code listings and annotations, programmers' notes, information, work papers, work products and other materials related thereto of any type whatsoever, together with all related proprietary rights and trade secrets, all related patents and copyrights (whether pending, applied for or issued) regardless of whether any or all of the foregoing constitute copyrightable or patentable subject matter. "Software Products" shall not include any third party software products or any programs or products of the Company not used in the development of the Software Products.

         "SOURCE CODE" shall mean the human readable embodiment of the computer code associated with a computer software program implementing specific algorithms from which the computer software program is derived, whether such embodiment is contained on paper, magnetic media, electronic impulses or other form or media.

         "TRANSACTION DOCUMENTS means this Agreement (including the exhibits and schedules hereto) and all related documents.

         "UNDERSTANDING" shall mean any oral or written contract, license, lease, agency agreement, distribution agreement, promise, easement, covenant, condition, restriction, Lien, agreement, arrangement or other understanding of any kind.

         14.      POST-CLOSING COVENANTS.

                  14.1 Income Tax. Following the Closing, Buyer agrees that it shall: (i) cooperate with the Shareholders in preparing federal and state income returns for the Company for the period from January 1, 1995 to the Closing Date;
(ii) not cause the Company to make an election under Section 338(h)(10) of the Internal Revenue Code; and (iii) without the Shareholders' prior written consent (which shall not be unreasonably withheld), amend any of the federal and state income tax returns for periods prior to the Closing Date.

                  14.2 Development, Marketing and Sale of the Company's Software Products. Following the Closing, Buyer agrees to use reasonable efforts to develop, market and sell the Software Products, including without limitation the A.S.A.P. Version 1 product and the A.S.A.P. Version 2 product.

                  14.3 Transfer of the Assets. In the event that Buyer shall sell, transfer or convey (including, without limitation, any grant of an exclusive license transferring substantially all rights to) the Assets or a material portion thereof during any period prior to full payment or expiration and/or termination of the Shareholders' conditional rights to payment pursuant to Section 2.3 above, Buyer agrees to: (i) use reasonable efforts to cause the transferee to assume Buyer's conditional payment obligations pursuant to said
Section 2.3; and (ii) in the event the consideration paid to Buyer is less than the amounts specified in Section 13 to cause said transfer to be deemed an "Accelerating Event" and provided further in the event that the transferee does not so assume such obligations as provided in the preceding clause (i), pay to the Shareholders 50% of any royalty or other consideration in excess of $5,300,000 if such sale, transfer or conveyance of the Assets occurs prior to the second anniversary of the Closing Date and $6,800,000 if such sale, transfer or conveyance of the Assets occurs after the second anniversary of the Closing Date payable by the transferee that is contingent upon and determined by the use, licensing or sale by such transferee of the Assets until such time as the Shareholders receive the maximum aggregate consideration to which Shareholders are entitled to receive under said Section 2.3.

         15.      GENERAL PROVISIONS.

                  15.1 Entire Agreement. This Agreement, including the exhibits and schedules attached hereto, and the Transaction Documents constitute the entire understanding among the parties hereto with respect to the transactions contemplated hereby and thereby and such agreements and documents supersede all prior or concurrent arrangements or understandings, whether oral or written, and no amendment or modification of this Agreement may be made except by a writing signed by the parties hereto.

                  15.2 Expenses. Buyer shall bear its expenses and the Shareholders shall bear their expenses and the Company's expenses in connection with the preparation and negotiation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby, including without limitation all costs of the respective parties' attorneys, accountants, consultants and investment advisers; provided that, following the Closing Date, a party not in breach of this Agreement shall be entitled to receive from the breaching party all expenses and costs incurred by the nonbreaching party in connection with attempting to enforce the terms of this Agreement.

                  15.3 Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

                  15.4 Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth below or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (A) in the case of personal delivery or delivery by telecopier, on the date of such delivery, (B) in the case of nationally-recognized overnight courier, on the next business day after the date when sent and (C) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

         If to Buyer:               Software Publishing Corporation
                                    3165 Kifer Road
                                    P.O. Box 54983
                                    Santa Clara, California 95056-0983
                                    Attention:       Miriam K. Frazer
                                                     Chief Financial Officer and
                                                         Vice President, Finance
                                    Telecopier:      (408) 450-7918
                                    Telephone:       (408) 450-7127

         with a copy to:            Wilson, Sonsini, Goodrich & Rosati
                                    Professional Corporation
                                    650 Page Mill Road
                                    Palo Alto, California 94304-1050
                                    Attention:  Richard C. DeGolia, Esq.
                                    Telecopier:      (415) 493-6811
                                    Telephone:       (415) 493-9300

         If to Daniel J. Fraisl:    21697 Lomita Avenue
                                    Cupertino, California 95014
                                    Telecopier:      (408) 777-4401
                                    Telephone:       (408) 777-4400

         If to Carl Meyer:          13575 Surrey Lane

                                    Saratoga, California 95070
                                    Telecopier:      (408) 777-4401
                                    Telephone:       (408) 777-4400

         If to Anthony N. Hoeber:   22281 Bellevue Avenue
                                    Cupertino, California 95014
                                    Telecopier:      (408) 777-4401
                                    Telephone:       (408) 777-4400

         with a copy to:            Morrison & Foerster
                                    755 Page Mill Road
                                    Palo Alto, California 94304
                                    Attention: Michael C. Phillips
                                    Telecopier:      (415) 494-0792
                                    Telephone:       (415) 813-5620

                  15.5 Waiver. No waiver by any party of any condition, or the breach of any term, condition, covenant, agreement, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be a further or continuing waiver of any such condition or breach of any other term, covenant, agreement, representation, or warranty contained in this Agreement.

                  15.6 Successors and Assigns. This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors of Buyer by way of reorganization, merger or consolidation and any assignee of all or substantially all of its business and assets or more than 50% of its shares of outstanding capital stock, but except as to any such successor or assignee of Buyer, neither this Agreement nor any rights or benefits hereunder may be assigned by Buyer or the Company or the Shareholders without the prior written consent of the other party.

                  15.7 Governing Law; Consent to Personal Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of California as such laws are applied to contracts entered into and to be performed entirely within the State of California, without regard to conflict of laws provisions. The Company and each of the Shareholders hereby expressly consents to the personal jurisdiction of the state and federal courts located in Santa Clara County, California for any lawsuit filed there against the Company or any of the Shareholders by Buyer arising from or relating to this Agreement.

                  15.8 No Third Party Beneficiary. Nothing in this Agreement, expressed or implied, is intended to confer on any other person other than the parties hereto or their respective successors, assigns and legal representatives, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  15.9 Severability. In the event that any one or more of the provisions contained in this Agreement or in any of the other Transaction Documents, shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

                  15.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written by their respective officers thereunto duly authorized.


BUYER:                                              THE COMPANY:

SOFTWARE PUBLISHING COMPANY                             DIGITAL PAPER, INC.



By:_______________________                          By:_________________________
       Irfan Salim                                     Daniel J. Fraisl
Title: President                                    Title:  President



By:_______________________                          ____________________________
       Miriam K. Frazer                             Daniel J. Fraisl
Title:   Chief Financial Officer and
         Vice President, Finance

                                                    ____________________________
                                                    Carl Meyer



                                                    ____________________________
                                                    Anthony N. Hoeber